UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 25, 2006

WPT Enterprises, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	333-14479	77-0639000
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5700 Wilshire Blvd., Suite 350, Los Angeles, California		90036
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	323-330-9900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Acquisition Master Agreement with Discovery Communications

On January 25, 2006, WPT Enterprises, Inc. (the "Company"), entered into an Acquisition Master Agreement (the "PPT Agreement") with Discovery Communications, Inc. ("Discovery"), pursuant to which Discovery agreed to license from the Company the rights to a series of television programs produced by the Company known as the Professional Poker Tour (tm) (the "PPT").

The PPT Agreement provides for the payment of fixed licensing fees by Discovery to the Company, payable at various times during the Company’s production and post-production process, in exchange for episodes of the PPT, to be aired on the Travel Channel. In addition to the first season of the PPT, Discovery has three (3) consecutive, dependent, exclusive options to require the Company to produce additional Seasons of the PPT. In the event Discovery fails to exercise one of its options, the PPT Agreement allows the Company to exhibit or allow a third party to exhibit the subsequent season of the PPT, after a specified waiting period, to avoid an interruption of the PPT tournaments.

Each Season is scheduled to contain between 24 and 26 episodes, although the PPT Agreement provides the parties a mechanism for Discovery to order additional episodes. Discovery may air each episode an unlimited number of times in a certain defined U.S. territory (the "Territory"), for a period of four (4) years, on an episode-by-episode basis. The Company cannot license those episodes to a different network in the Territory (although they may do so outside of the Territory after the premiere broadcast of each episode) until two (2) years after the expiration of the license period for those applicable episodes.

As is customary in most production agreements with television networks, Discovery retains the right to approve the talent used in the PPT and has rights to approve and/or give input to other creative and editorial aspects of the PPT.

The PPT Agreement allows Discovery to have an exclusive right of first negotiation and last refusal (the "Negotiation Rights") with the Company, for a limited period of time, to (i) request additional seasons of the PPT after all of its options for additional seasons have been exercised, and (ii) acquire the rights to any programs developed by the Company covering or representing poker tournaments (other than non-PPT or non-World Poker Tour ("WPT," or "the "Program") shows (such shows, "Other Poker Shows"). Discovery also retains the right to acquire the rights to the PPT if the Company (or any successor thereto) decides to cease producing the PPT, conditioned upon a nominal license fee. After December 31, 2007, and prior to the date that is approximately one (1) year after the end of the last season of either the WPT or the PPT, and after Discovery’s Negotiation Rights have expired, the Company may exhibit Other Poker Shows anywhere in the world (including the Territory), subject to certain limitations on the Company’s use of WPT or PPT video footage or certain other production aspects of the PPT or WPT. After that period, the Company is no longer bound by those restrictions.

The PPT Agreement grants the Company rights to use clips from the PPT for commercial and publicity use in the Territory. These clips rights are limited in their duration and, in certain circumstances, placement, while the PPT is licensed by Discovery. The PPT Agreement allows broader use of these rights on the internet than via television.

The PPT Agreement also contains terms requiring joint agreement between the Company and Discovery regarding sponsors for the PPT. In addition, the PPT Agreement describes the terms by which the Company will share in fifteen percent (15%) of the Company’s gross revenues (as adjusted pursuant to the PPT Agreement) (the "Revenue Share") derived from certain other television rights, home video rights, publishing rights and merchandising rights, among others. Upon termination of the PPT Agreement, Discovery has a right to the Revenue Share (but solely with respect to merchandising and publishing rights) for an additional four (4) years, although the percentage of the Revenue Share declines to ten percent (10%) in year two, and five percent (5%) in each of years three and four, so that after the 4th year following termination, Discovery will no longer receive any of the Revenue Share.

The Company and Discovery have a material relationship that was in place prior to entering into the PPT Agreement as a result of them being parties to a series of agreements between them relating to the Company’s production of the WPT television program.

Amendment to Agreements Relating to the World Poker Tour Television Series

On January 25, 2006, the Company and Discovery entered into an amendment (the "New Amendment") to (i) the master agreement (the "Season One Master Agreement") dated as of January 22, 2003, between the Company and The Travel Channel, LLC, a fully-owned subsidiary of Discovery ("TRV") respecting the first season of the Program; (ii) an agreement attached to the Season One Master Agreement (the "Season One Attachment"), dated as of January 22, 2003 between the Company and TRV in connection with the first season of the Program; and (iii) an Amendment, dated June 23, 2003 (the "First Amendment to Season One Agreement"). The Season One Master Agreement, the Season One Attachment, as amended by the First Amendment to Season One Agreement shall collectively be referred to herein as the "Season One WPT Agreement".

The New Amendment also amends: (i) the master agreement (the "Season II Master Agreement"), dated as of August 22, 2003 between the Company and TRV; (ii) an agreement attached to the Season II Master Agreement (the "Season Two Attachment"), dated as of August 22, 2003, between the Company and TRV in connection with the second and potentially subsequent seasons of the Program; and (iii) all of the Amendments to the Season 2 Agreement, dated as of April 22, 2004, May 10, 2004, July 23, 2004, June 25, 2004, August 9, 2004 and October 13, 2004 (collectively, the "Season Two Amendments"). The Season Two Master Agreement and the Season Two Attachment, as amended by the Season Two Amendments, are collectively referred to herein as the "Season Two WPT Agreement".

The Season One WPT Agreement and the Season Two WPT Agreement shall collectively be referred to herein as the "WPT Agreements."

The New Amendment provides that if TRV fails to pick up any applicable option for a season of the WPT, the Company may exhibit, or permit a third party to exhibit that season of the WPT, on the earlier of (i) one (1) year after the date of the first exhibition of the first show of the last season of the Program licensed by TRV, or (ii) June 10 of the year following the year in which that last season of the Program commenced.

The New Amendment clarifies that the Company may exhibit television shows that do not cover or present poker tournaments, anywhere in the world at any time. The New Amendment prohibits the Company from exhibiting Other Poker Shows in the Territory, until December 31, 2007, although the Company can exhibit Other Poker Shows in territories other than the Territories at any time. After December 31, 2007, and prior to the date that is approximately one (1) year after the end of the last season of either the WPT or the PPT, and after Discovery’s Negotiation Rights have expired, the Company may exhibit Other Poker Shows anywhere in the world (including the Territory), subject to certain limitations on the Company’s use of WPT or PPT video footage or certain other production aspects of the PPT or WPT. After that period, the Company is no longer bound by those restrictions.

The New Amendment also specifies, among other things, (i) that existing episodes of the Program cannot be licensed to parties other than TRV for a period of two (2) years after the license period of those applicable episodes, (ii) the Company’s limited rights to exploit clips from licensed episodes, including for commercial purposes on the internet, and (iii) the assignment of certain Company trademarks to TRV.

Item 7.01 Regulation FD Disclosure.

On January 30, 2006 we issued a Press Release, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information contained in this Item 7.01 and in the accompanying exhibit shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1 Press Release dated January 30, 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WPT Enterprises, Inc.

January 31, 2006	By:	/s/ W. Todd Steele

Name: W. Todd Steele
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated January 30, 2006